Exhibit 9(a)

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                           TRANSFER AGENCY AGREEMENT

     THIS TRANSFER AGENCY AGREEMENT is made as of the 31st day of December, 1992, between The Rodney Square Strategic Fixed-Income Fund, a Massachusetts business trust (the "Fund"), having its principal place of business in Wilmington, Delaware, and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware ("RSMC"), having its principal place of business in Wilmington, Delaware.

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest, par value $0.01 per share, each corresponding to a distinct portfolio ("Portfolio");

     WHEREAS, each share of a Portfolio represents an undivided interest in the assets, subject to the liabilities, allocated to that Portfolio and each Portfolio has a separate investment objective and policies;

     WHEREAS, the Fund desires to avail itself of the services of RSMC to serve as the Fund's transfer agent; and

     WHEREAS, RSMC is willing to furnish such services to the Fund with respect to each of the Portfolios listed in Schedule A to this Agreement on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Fund and RSMC agree as follows:

1. APPOINTMENTS. The Fund hereby appoints RSMC as transfer agent, registrar and dividend disbursing agent for the shares of common stock (the "Shares") of the Fund and as servicing agent in connection with the disbursements of dividends and distributions and as shareholders' servicing agent for the Fund, each such appointment to take effect at the close of business on December 31, 1992, and RSMC shall act as such and perform its obligations thereof upon the terms and conditions hereafter set forth and in accordance with the principles of principal and agent enunciated by the common law.

2. DOCUMENTS. The Fund has furnished RSMC with copies of the Fund's Declaration of Trust, By-Laws, Advisory Contract, Custodian Agreement, Administration Agreement, Distribution Agreement, Accounting Services Agreement, most recent Registration Statement on Form N-1A, current Prospectus and Statement of Additional Information (the "SAI"), all forms relating to any plan, program or service offered by the Fund and a certified copy of the resolution of its Board of Trustees (the"Trustees") approving RSMC's appointment hereunder and identifying and containing the signatures of the Fund's officers authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Portfolio and to execute stock certificates representing Shares. Subject to the provisions of Section 21 hereof, the Fund shall furnish


FIXDTRAG
     promptly  to  RSMC a copy of any amendment or supplement  to  the  above-
     listed  documents.   The  Fund  shall  furnish  to  RSMC  any  additional
     documents necessary for it to perform its functions hereunder.

3.   DEFINITIONS.

     (a) Authorized Person. As used in this Agreement, the term "Authorized Person" means any officer of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Trustees of the Fund to give Oral and Written Instructions on behalf of the Portfolio and certified by the Secretary or Assistant Secretary of the Fund or any amendment thereto as may be received by RSMC from time to time.

     (b) Oral Instructions. As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by RSMC from an Authorized Person or from a person reasonably believed by RSMC to be an Authorized Person. The Fund agrees to deliver to RSMC, at the time and in the manner specified in Section 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

     (c) Written Instructions. As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by RSMC and signed by an Authorized Person.

4.   INSTRUCTIONS CONSISTENT WITH DECLARATION OF TRUST, ETC.

     (a) Unless otherwise provided in this Agreement, RSMC shall act only upon Oral or Written Instructions. Although RSMC may know of the provisions of the Declaration of Trust and By-Laws of the Fund, RSMC may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration of Trust or By-Laws or any vote, resolution or proceeding of the shareholders, or of the Trustees, or of any committee thereof.

     (b) RSMC shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by RSMC pursuant to this Agreement. The Fund agrees to forward to RSMC Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by RSMC by the close of business of the same day that such Oral Instructions are given to RSMC. The Fund agrees that the fact that such confirming Written Instructions are not received by RSMC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions. The Fund agrees that RSMC shall incur no liability to the Fund in acting upon Oral
     Instructions given to RSMC hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, RSMC is authorized to take the following actions:

     (a) Issuance of Shares. Upon receipt of a purchase order from the Distributor, as defined in the Distribution Agreement between the Fund and Rodney Square Distributors, Inc. or a prospective shareholder for the purchase of Shares and sufficient information to enable RSMC to establish a shareholder account or to issue Shares to an existing shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from RSMC's designated bank, RSMC shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus. RSMC shall deposit all checks received from prospective shareholders into an account on behalf of the Fund, and shall promptly transfer all Federal funds received from such checks to the Custodian, as defined in the Custodian Agreement between the Fund and Wilmington Trust Company. (References herein to "Custodian" shall also be construed to refer to a "Sub-Custodian" if such appointment has been made.) If so directed by the Distributor, the confirmation supplied to the shareholder to mark such issuance will be accompanied by a Prospectus.

     (b) Transfer of Shares; Uncertificated Securities. Where a shareholder does not hold a certificate representing the number of Shares in its account and does provide RSMC with instructions for the transfer of such Shares which include a signature guaranteed by a commercial bank, trust company or member firm of a national securities exchange and such other appropriate documentation to permit a transfer, then RSMC shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"), and the laws of the Commonwealth of Massachusetts relating to the transfer of shares of common stock.

     (c)   Stock  Certificates.   If at any time the  Portfolio  issues  stock
     certificates, the following provisions will apply:

           (i) The Fund will supply RSMC with a sufficient supply of stock certificates representing Shares, in the form approved from time to time by the Trustees of the Fund, and, from time to time, shall replenish such supply upon request of RSMC. Such stock certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Fund, and shall bear the corporate seal or facsimile thereof of the Fund, and notwithstanding the death, resignation or removal of any officer of the Fund, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until RSMC is otherwise directed by Written Instructions.

           (ii) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by the surety company approved by RSMC.

           (iii) Upon receipt of signed stock certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, RSMC shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the Commonwealth of Massachusetts relating to the transfer of shares of common stock.

           (iv) Upon receipt of the stock certificates, which shall be in proper form for transfer, together with the shareholder's instructions to hold such stock certificates for safekeeping, RSMC shall reduce such

     Shares   to   uncertificated  status,  while  retaining  the  appropriate registration in the name of the shareholder upon the transfer books.

           (v) Upon receipt of written instructions from a shareholder of uncertificated securities for a certificate in the number of shares in its account, RSMC will issue such stock certificates and deliver them to the shareholder.

     (d) Redemption of Shares. Upon receipt of a redemption order from the Distributor or a shareholder, RSMC shall redeem the number of Shares indicated thereon from the redeeming shareholder's account and receive from the Fund's Custodian and disburse pursuant to the redeeming shareholder's instructions the redemption proceeds therefor, or arrange for direct payment of redemption proceeds by the Custodian to the redeeming shareholder or as instructed by the shareholder, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, RSMC and the Fund's Custodian.

6. AUTHORIZED ISSUED AND OUTSTANDING SHARES. The Fund agrees to notify RSMC promptly of any change in the number of authorized Shares and of any change in the number of Shares registered under the Securities Act of 1933, as amended or termination of the Fund's declaration under Rule 24f-2 of the 1940 Act. The Fund has advised RSMC, as of the date hereof, of the number of Shares (i) held in any redemption or repurchase account, and (ii) registered under the Securities Act of 1933, as amended, which are unsold. In the event that the Fund shall declare a stock dividend or a stock split, the Fund shall deliver to RSMC a certificate, upon which RSMC shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, (ii) that all appropriate corporate action has been taken, and (iii) that any amendment to the Declaration of Trust of the Fund which may be required has been filed and is effective. Such certificate shall be accompanied by an opinion of counsel to the Fund relating to the legal adequacy and effect of the transaction.

7. DIVIDENDS AND DISTRIBUTIONS. The Fund shall furnish RSMC with appropriate evidence of action by the Fund's Trustees authorizing the declaration and payment of dividends and distributions as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, RSMC shall in accordance with the instructions in proper form from a shareholder and the provisions of the Fund's Declaration of Trust and Prospectus, issue and credit the account of the shareholder with Shares, or, if the shareholder so elects, pay such dividends or distributions in cash to the shareholders in the manner described in the Prospectus. In lieu of receiving from the Fund's Custodian and paying to shareholders cash dividends or distributions, RSMC may arrange for the direct payment of cash dividends and distributions to shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, RSMC and the Fund's Custodian.

     RSMC shall prepare, file with the Internal Revenue Service and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue

     Service. On behalf of the Portfolio, RSMC shall mail certain requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Portfolio, all as required by applicable Federal tax laws and regulation.
     In accordance with the Prospectus, resolutions of the Fund's Trustees that are not inconsistent with this Agreement and are provided to RSMC from time to time, and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, RSMC and the Fund's Custodian, RSMC shall (a) arrange for issuance of Shares obtained through transfers of funds from shareholders' accounts at financial institutions;
     (b) arrange for the exchange of Shares for Shares of other Portfolios of the Fund, or of shares of other eligible Funds in the Rodney Square Complex, when permitted by the Prospectus.

8.   COMMUNICATIONS WITH SHAREHOLDERS.

     (a) Communications to Shareholders. RSMC will address and mail all communications by the Portfolio to its shareholders, including reports to shareholders, confirmations of purchases and sales of Shares, monthly statements, dividend and distribution notices and proxy material for its meetings of shareholders. RSMC will receive and tabulate the proxy cards for the meetings of the shareholders of the Portfolio.

     (b) Correspondence. RSMC will answer such correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between RSMC and the Fund.

9. SERVICES TO BE PERFORMED. RSMC shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing shareholder account administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Fund's custodian bank in connection with shareholder redemption by check) of the Fund's Shares as set forth in Schedule B. The details of the operating standards and procedures to be followed shall be determined from time to time by agreement between RSMC and the Fund and may be expressed in written schedules which shall constitute attachments to this Agreement.

10.  RECORD KEEPING AND OTHER INFORMATION.

     (a) RSMC shall maintain records of the accounts for each Shareholder showing the items listed in Schedule C.

     (b) RSMC shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, and those records pertaining to the various functions performed by it hereunder. All records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund. Where applicable, such records shall be maintained by RSMC for the periods and in the places required by Rule 31a-2 under the 1940 Act.

11. AUDIT, INSPECTION AND VISITATION. RSMC shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund or any person retained by the Fund. Upon reasonable notice by the Fund, RSMC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund.

12.  COMPENSATION.   Compensation for the transfer agent services  and  duties
     performed pursuant to this Agreement will be paid by the Fund's investment adviser pursuant to a separate Advisory Contract. Certain other fees due and expenses incurred pursuant to this Agreement are payable by the Fund or the shareholder on whose behalf the service is performed and are provided in Schedule D hereto.

     The Fund shall reimburse RSMC for all reasonable out-of-pocket expenses incurred by RSMC or its agents in the performance of its obligations hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month.

     The term "out-of-pocket expenses" shall mean the following expenses incurred by RSMC in the performance of its obligations hereunder: the cost of stationery and forms (including but not limited to checks, proxy cards, and envelopes), the cost of postage, the cost of insertion of non-standard size materials in mailing envelopes and other special mailing preparation by outside firms, the cost of first-class mailing insurance, the cost of external electronic communications as approved by the Trustees (to include telephone and telegraph equipment and an allocable portion of the cost of personnel responsible for the maintenance of such equipment), toll charges, data communications equipment and line charges and the cost of microfilming of shareholder records (including both the cost of storage as well as charges for access to such records). If RSMC shall undertake the responsibility for microfilming shareholder records, it may be separately compensated therefor in an amount agreed upon by the principal financial officer of the Fund and RSMC, such amount not to exceed the amount which would be paid to an outside firm for providing such microfilming services.

13. USE OF RSMC'S NAME. The Fund shall not use the name of RSMC in any Prospectus, SAI, sales literature or other material relating to the Fund in a manner not approved prior thereto, provided, however, that RSMC shall approve all uses of its name which merely refer in accurate terms to its appointments hereunder or which are required by the SEC or a state securities commission and, provided further, that in no event shall such approval be unreasonably withheld.

14. USE OF FUND'S NAME. RSMC shall not use the name of the Fund or the Portfolio of the Fund or material relating to the Fund or the Portfolio on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved prior thereto, provided, however, that the Fund shall approve all uses of its name which merely refer in accurate terms to the appointment of RSMC hereunder or which are required by the SEC or a state securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

15. SECURITY. RSMC represents and warrants that, to the best of its knowledge, the various procedures and systems which RSMC has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) the Fund's blank checks, records and other data and RSMC's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

16. INSURANCE. RSMC shall notify the Fund should any of its insurance coverage be materially changed. Such notification shall include the date of change and the reason or reasons therefor. RSMC shall notify the Fund of any material claims against it, whether or not they may be covered by insurance and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by RSMC under its insurance coverage.

17. ASSIGNMENT OF DUTIES TO OTHERS. Neither this Agreement nor any rights or obligations hereunder may be assigned by RSMC without the written consent of the Fund. RSMC may, however, at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company, which is itself qualified under the Securities Exchange Act of 1934 to act as a transfer agent, as its agent to carry out such of the services to be performed under this agreement as RSMC may from time to time direct; provided, however, that the appointment of any agent shall not relieve RSMC of any of its responsibilities or liabilities hereunder.

18.  INDEMNIFICATION.

     (a) The Fund agrees to indemnify and hold harmless RSMC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and any state and foreign securities and blue sky laws, and amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which RSMC takes (i) at the request of or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither RSMC nor any of its nominees shall be indemnified against any liability (or any expenses incident to such liability) arising out of RSMC's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

     (b) RSMC agrees to indemnify and hold harmless the Fund from all taxes, charges, expenses, assessments, claims and liabilities arising from RSMC's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of RSMC's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

     (c)   In  order  that  the indemnification provisions contained  in  this
     Section 18 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

19. RESPONSIBILITY OF RSMC. RSMC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by RSMC in writing. RSMC shall be obligated to exercise due care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. RSMC shall be liable for any damages arising out of or in connection with RSMC's performance of or omission or failure to perform its duties under this Agreement to the extent such damages arise out of RSMC's negligence, reckless disregard of its duties, bad faith or willful misfeasance.

     Without limiting the generality of the foregoing or of any other provision of this Agreement, RSMC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which RSMC reasonably believes to be genuine; or (b) subject to the provisions of Section 20, delays or errors or loss of data occurring by reason of circumstances beyond RSMC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

20. ACTS OF GOD, ETC. RSMC shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply. In the event of equipment breakdowns beyond its control, RSMC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. RSMC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

21. AMENDMENTS. RSMC and the Fund shall regularly consult with each other regarding RSMC's performance of its obligations and its compensation hereunder. In connection therewith, the Fund shall submit to RSMC at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statements (including exhibits) under the Securities Act of 1933, as amended, and the 1940 Act, and a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such material which would require any change in RSMC's obligations hereunder shall be subject to RSMC's approval, which shall not be unreasonably withheld. In the event that such change materially increases the cost to RSMC of performing its obligations hereunder, RSMC shall be entitled to receive reasonable compensation therefor.

22. DURATION, TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     This Agreement shall become effective at the close of business on December 31,1992, and shall continue in effect for one year from the effective date, and thereafter as the parties may mutually agree; provided, however, that this Agreement may be terminated at any time by six months' written notice given by RSMC to the Fund or six months' written notice given by the Fund to RSMC; and provided further that this Agreement may be terminated immediately at any time for cause either by the Fund or by RSMC in the event that such cause remains unremedied for a period of time not to exceed ninety days after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Section 18 hereof.

     Upon the termination hereof, the Fund shall reimburse RSMC for any out-of-pocket expenses reasonably incurred by RSMC during the period prior to the date of such termination. In the event that the Fund designates a successor to any of RSMC's obligations hereunder, RSMC shall, at the expense and direction of the Fund, transfer to such successor a certified list of the shareholders of the Fund (with name, address, and, if provided, tax identification or Social Security number), a complete record of the account of each shareholder, and all other relevant books, records and other data established or maintained by RSMC hereunder. RSMC shall be liable for any losses sustained by the Fund as a result of RSMC's failure to accurately and promptly provide these materials.

23. REGISTRATION AS A TRANSFER AGENT. RSMC represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. RSMC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should RSMC fail to be registered with the Federal Deposit Insurance Corporation or any successor regulatory authority as a transfer agent at any time during this Agreement, the Fund may, on written notice to RSMC, immediately terminate this Agreement.

24.  NOTICE.   Any  notice  under this Agreement shall  be  given  in  writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

25. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

26. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

27. SHAREHOLDER LIABILITY. RSMC is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Fund and agrees that obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets. RSMC agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Fund.

28. MISCELLANEOUS. Both parties agree to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two counterparts, each of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

                              THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND


                              By:  /s/ Peter J. Succoso
                                   -----------------------------------
                                   Peter J. Succoso, President



                              RODNEY SQUARE MANAGEMENT CORPORATION


                              By:  /s/ Martin L. Klopping
                                   -----------------------------------
                                   Martin L. Klopping, President

Acknowledgement as to the compensation
of Rodney Square Management Corporation, as Transfer Agent:

WILMINGTON TRUST COMPANY,
  as Investment Adviser

By:  /s/ Peter J. Succoso
    -----------------------------------
     Peter J. Succoso, Senior Vice President

Date:December 31, 1992

                                  SCHEDULE A

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                               PORTFOLIO LISTING




                The Rodney Square Diversified Income Portfolio
                 The Rodney Square Municipal Income Portfolio











Amended Schedule adopted on August 16, 1993.

                            THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                            By:  /s/ Peter J. Succoso
                                 ---------------------------------------
                                 Peter J. Succoso, President

                            RODNEY SQUARE MANAGEMENT CORPORATION

                            By:  /s/ Martin L. Klopping
                                 ---------------------------------------
                                 Martin L. Klopping, President

                                  SCHEDULE B

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                           SERVICES TO BE PERFORMED




Rodney Square Management Corporation ("RSMC") will perform the following functions as transfer agent on an ongoing basis with respect to the Portfolio:

(a)  furnish state-by-state registration reports;

(b)  calculate   sales   load  or  compensation  payment  and   provide   such
     information;

(c)  calculate dealer commissions;

(d) provide toll-free lines for direct shareholder use, plus customer liaison staff with on-line inquiry capacity;

(e) mail duplicate confirmations to dealers of their clients' activity, whether executed through the dealer or directly with RSMC;

(f)  provide  detail  for  underwriter  or  broker  confirmations  and   other
     participating dealer shareholder accounting, in accordance with such procedures as may be agreed upon between the Fund and RSMC;

(g) provide shareholder lists and statistical information concerning accounts of the Portfolio to the Fund; and,

(h)  provide  timely  notification  of  Portfolio  activity  and  such   other
     information as may be agreed upon from time to time between RSMC and the Portfolio or the Custodian, to the Fund or the Custodian.

                                  SCHEDULE C

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                              SHAREHOLDER RECORDS




Rodney Square Management Corporation ("RSMC") shall maintain records of the accounts for each shareholder showing the following information:

(a) name, address and United States Tax Identification or Social Security number;

(b) number of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(c)  historical   information  regarding  the  account  of  each  shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

(d)  any stop or restraining order placed against a shareholder's account;

(e) any correspondence relating to the current maintenance of a shareholder's account;

(f)  information with respect to withholdings; and,

(g) any information required in order for RSMC to perform any calculations contemplated or required by this Agreement.

                                  SCHEDULE D

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                                 FEE SCHEDULE

FEES
   Monthly return of checks                $ 0.44 per check
   Non-return of check                       0.10 per check

   Out  of  pocket  expenses shall be reimbursed by the Fund to Rodney  Square
   Management  Corporation  ("RSMC")  or paid  directly  by  the  Fund.   Such
   expenses include but are not limited to the following:

       a. Toll-free lines (if required)
       b. Forms, envelopes, checks, checkbooks
       c. Postage (bulk, pre-sort, first-class at current prevailing rates)
       d. Hardware/phone lines for remote terminal(s) (if required)
       e. Microfiche/Microfilm
       f. Wire fee for receipt or disbursement - $7.50 per wire
       g. Mailing fee - approximately $30.00 per 1,000 items
       h. Cost of proxy solicitation, mailing and tabulation (if required)
       i. Certificate issuance - $2.00 per certificate
       j. Development/programming costs/special projects - time and material

NATIONAL SECURITIES CLEARING CORPORATION ("NSCC") FUND/SERV CHARGES (NON-MONEY MARKET SERIES)
   Participation Fee:                      $50.00 per month
   CPU Access Fee:                         $40.00 per month
   Transaction Fee:                        $ 0.50 each

   NSCC will deduct its monthly fee on the 15th of each month from RSMC's cash settlement that day. These charges will be included on the next bill as out-of-pocket expenses.

NSCC SYSTEM ACCESS CHARGES (PER FUND)
   Transaction fees based on each month's total:

   NUMBER OF TRANSACTIONS                 FEE PER TRANSACTION
   ----------------------                 -------------------
         1-   400                                $.75
       401-   800                                $.60
       801- 1,200                                $.50
     1,201- 1,500                                $.45
     1,501- 2,000                                $.40
     over   2,000                                $.35

   PLUS:   out-of-pocket expenses for settlements, wire charges,  NSCC  pickup charges, hardware, CRT's modems, lines (if required), etc.

ADDITIONAL EXPENSES (PAID BY SHAREHOLDER):
   Direct IRA/Keogh processing                 $10.00 per account per annum
                                               $ 5.00 new account set-up fee
                                               $ 2.50 per distribution
                                               $10.00 per transfer out

   Account transcripts most recent seven years $35.00
   Account transcripts beyond seven years      $50.00
   Checkwriting charges
     Stop payments                             $ 7.50 per stop
     Non-sufficient funds                      $12.50 per return
     Check copy                                $ 2.00 per copy

PAYMENT
   The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

Amended Schedule adopted on August 16, 1993.

                            THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                            By:  /s/ Peter J. Succoso
                                 ---------------------------------------
                                 Peter J. Succoso, President

                            RODNEY SQUARE MANAGEMENT CORPORATION

                            By:  /s/ Martin L. Klopping
                                 ---------------------------------------
                                 Martin L. Klopping, President



































                                      D-2